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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Amendment No. 3 to Registration Statement No. 333-163703 on Form S-11 of our report dated March 17, 2010, relating to the consolidated financial statements and financial statement schedules of Americold Realty Trust and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
April 5, 2010

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  Exhibit 23.3